Exhibit 10.4
Interest Rate Swap Transaction (REVISION)
The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:
JPMORGAN CHASE BANK, N.A.
(“JPMorgan”)
and
HARRIS INTERACTIVE INC
(the “Counterparty”)
on the Trade Date and identified by the JPMorgan Deal Number specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.
The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 23 August 2007, as amended and supplemented from time to time (the ‘Agreement’), between JPMORGAN CHASE BANK N.A. (‘JPMorgan’) and HARRIS INTERACTIVE INC (the ‘Counterparty’). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	6900043624393 / 00115009143

Notional Amount:	As set forth in the Notional Amount Schedule hereto

Trade Date:	23 August 2007

Effective Date:	21 September 2007

Termination Date:	21 September 2012 subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Dates:	The last day of each December, March, June and September in each year, from and including 31 December 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Fixed Rate:	5.08000 percent

Fixed Rate Day Count Fraction:	Actual/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Payment Dates:	The last day of each December, March, June and September in each year, from and including 31 December 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention and there will be an adjustment to the Calculation Period.

Floating Rate for initial Calculation Period:	5.23750 percent

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.
Notional Amount Schedule:

Effective From:	Notional Amount:
21 September 2007	USD	34,625,000.00
31 December 2007	USD	32,893,750.00
31 March 2008	USD	31,162,500.00
30 June 2008	USD	29,431,250.00
30 September 2008	USD	27,700,000.00
31 December 2008	USD	25,968,750.00
31 March 2009	USD	24,237,500.00
30 June 2009	USD	22,506,250.00
30 September 2009	USD	20,775,000.00
31 December 2009	USD	19,043,750.00
31 March 2010	USD	17,312,500.00
30 June 2010	USD	15,581,250.00

Effective From:	Notional Amount:
30 September 2010	USD	13,850,000.00
31 December 2010	USD	12,118,750.00
31 March 2011	USD	10,387,500.00
30 June 2011	USD	8,656,250.00
30 September 2011	USD	6,925,000.00
30 December 2011	USD	5,193,750.00
30 March 2012	USD	3,462,500.00
29 June 2012	USD	1,731,250.00
B. ACCOUNT DETAILS

Payments to JPMorgan in USD:	JPMORGAN CHASE BANK, N.A. JPMORGAN CHASE BANK, NATIONAL ASSOCIATION BIC: CHASUS33XXX AC No: 099997979

Payments to Counterparty in USD:	As per your standard settlement instructions.

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	ROCHESTER
D. GOVERNING LAW
The laws of the State of New York, provided, however, that upon execution of the Master Agreement, this Confirmation shall be governed by the law governing such Master Agreement.
E. DOCUMENTS TO BE DELIVERED
Each party shall deliver to the other, at the time of its execution of this Confirmation, evidence of the incumbency and specimen signature of the person(s) executing this Confirmation, unless such evidence has been previously supplied and remains true and in effect.

F. RELATIONSHIP BETWEEN PARTIES
Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):
(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.
(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): 6900043624393 / 00115009143

JPMorgan Chase Bank, N.A.

/s/ Carmine Pilla

Name:	Carmine Pilla
Title:	Vice President

Accepted and confirmed as of the date first written:
HARRIS INTERACTIVE INC

/s/ Ronald E. Salluzzo

Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer
Your reference number:

Client Service Group
All queries regarding confirmations should be sent to:
JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 888 803 3606
Telex:
Cable:
Please quote the JPMorgan deal number(s): 6900043624393 / 00115009143.